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                                                                    EXHIBIT 99.1


                              PERFORMANCE GUARANTY

                                December 31, 2002


Wilmington Trust Company, as Trustee
1100 N. Market Street
Wilmington, Delaware 19890

         Re:  GE Commercial Distribution Finance Corporation

Ladies and Gentlemen:

         Reference is hereby made to (i) the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000, as amended as of December 31, 2002 (as the same may be further amended, supplemented or modified from time to time, the "PSA"), among CDF Financing, L.L.C. ("LLC"), as Seller, GE Commercial Distribution Finance Corporation ("CDF"), as Servicer and Wilmington Trust Company, as Trustee (in such capacity, together with any successor in such capacity, the "Trustee") and (ii) the Receivables Contribution and Sale Agreement, dated as of December 1, 1993, amended and restated as of March 1, 1994, amended as of January 24, 1996, amended and restated as of October 1, 1996 and amended as of December 31, 2002 (as the same may be further amended, supplemented or modified from time to time, the "Receivables Contribution and Sale Agreement"), among CDF, as Seller (in such capacity, the "Originator"), and Deutsche Floorplan Receivables, L.P. ("Limited Partnership"). Unless the context otherwise requires, capitalized terms used in this performance guaranty ("Performance Guaranty") and not otherwise defined herein shall have the meanings provided in the PSA or the Receivables Contribution and Sale Agreement, as applicable.

         1. Guaranty. General Electric Capital Corporation ("GECC" or "Performance Guarantor") hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Trustee to cause the due performance and observance by the Servicer (for so long as CDF or any Affiliate of GECC is the Servicer under the PSA) and the Originator of all of the terms, covenants, agreements and undertakings on the part of the Servicer, to be performed or observed by the Servicer under the PSA and all of the Supplements, and on the part of the Originator to be performed and observed by the Originator under the Receivables Contribution and Sale Agreement (the PSA, the Supplements, and the Receivables Contribution and Sale Agreement, altogether, the "Agreements"), in accordance with the terms thereof including any agreement of the Servicer or Originator to pay any money under the Agreements (such terms, covenants, agreements and undertakings on the part of the Servicer and the Originator to be performed or observed by the Servicer and the Originator being collectively called the "Guaranteed Obligations"). In the event that the Servicer or the Originator, as the case may be, shall fail in any manner whatsoever to perform or observe any of their respective Guaranteed Obligations when the same shall be required to be performed or observed by the Servicer or the Originator, as the case may be, under the applicable Agreements (after


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giving effect to any cure period), then the Performance Guarantor will itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that the Trustee shall have first made any request of or demand upon or given any notice to the Performance Guarantor or to the Servicer or the Originator or their successors or assigns, or have instituted any action or proceeding against the Performance Guarantor or the Servicer or the Originator or their successors or assigns in respect thereof. Notwithstanding anything to the contrary contained herein, the obligations of the Performance Guarantor hereunder in respect of the Servicer and the Originator are expressly limited to the Guaranteed Obligations.

         2. Enforcement. The Trustee may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Trustee may have against the Servicer, the Originator, any other Person or any collateral.

         3. Obligations Absolute. To the extent permitted by law, the Performance Guarantor will perform its obligations under this Performance Guaranty regardless of any law now or hereafter in effect in any jurisdiction affecting any of the terms of this Performance Guaranty or the Agreements or any document delivered in connection with this Performance Guaranty and the Agreements or the rights of the Trustee with respect thereto. The obligations of the Performance Guarantor under this Performance Guaranty shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability or the discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Guaranteed Obligations, this Performance Guaranty, the Agreements or any Receivable or any document or any other agreement or instrument relating thereto;

         (ii) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

         (iii) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of such obligations by the Servicer or the Originator; or

         (iv) any impossibility or impracticality of performance, illegality, force majeure, any act of any governmental or any other circumstance which might constitute a legal or equitable defense available to, or a discharge of, the Servicer, the Originator or the Performance Guarantor, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Performance Guaranty.


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         The Performance Guarantor further agrees that its obligations under this Performance Guaranty shall not be limited by any valuation or estimation made in connection with any proceedings involving the Servicer, the Originator or the Performance Guarantor filed under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof. The Performance Guarantor further agrees that the Trustee shall not be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Guaranteed Obligations. The Performance Guarantor further agrees that, to the extent that a payment or payments are made by or on behalf of the Servicer or the Originator, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Servicer, the Originator, or the estate, trustee, receiver or any other party relating to the Servicer or the Originator, including the Performance Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause then to the extent of such payment or repayment, the Guaranteed Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect an of the date such initial payments, reduction or satisfaction occurred. The obligations of the Performance Guarantor under this Performance Guaranty shall not be discharged except by performance as provided herein.

         4. Irrevocability. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. In the event that under applicable law (notwithstanding the Performance Guarantor's agreement regarding the irrevocable nature of its obligations hereunder) the Performance Guarantor shall have the right to revoke this Performance Guaranty, this Performance Guaranty shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Performance Guarantor, is actually received by the Trustee at the applicable address determined in accordance with the PSA. Any such revocation shall not affect the right of the Trustee to enforce its respective rights under this Performance Guaranty with respect of any Guaranteed Obligation (including any Guaranteed Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by the Trustee. Without limiting the foregoing, this Performance Guaranty may not be revoked at any time until the Termination Date for the last outstanding Series occurs.

         5. Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations, this Performance Guaranty, the Agreements, and any other document related thereto and any requirement that the Trustee exhaust any right or take any action against the Servicer, any other Person or any collateral.

         6. Subrogation. The Performance Guarantor will not exercise or assert any rights which it may acquire by way of subrogation under this Performance Guaranty unless and until all of the Guaranteed Obligations shall have been paid and performed in full. If any payment shall be made to the Performance Guarantor on account of any subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid and

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performed in full each and every amount so paid will be held in trust for the benefit of the Trustee and forthwith be paid to the Trustee, in accordance with this Performance Guaranty and the Agreements, to be credited and applied to the Guaranteed Obligations to the extent then unsatisfied, in accordance with the terms of the Agreements. In the event (i) the Performance Guarantor shall have satisfied any of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations shall have been paid and performed in full, the Trustee will at the Performance Guarantor's request and expense, execute and deliver to the Performance Guarantor appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Performance Guarantor of the rights of the Trustee with respect to the Guaranteed Obligations to which the Performance Guarantor shall have become entitled by way of subrogation.

         7. Governing Law; Submission to Jurisdiction. (a) THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK).

         (b) THE PERFORMANCE GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS PERFORMANCE GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY; PROVIDED, THAT THE PERFORMANCE GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS PERFORMANCE GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE THE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE. THE PERFORMANCE GUARANTOR SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE PERFORMANCE GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE PERFORMANCE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PERFORMANCE GUARANTOR AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PERFORMANCE GUARANTOR'S ACTUAL RECEIPT

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THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE
PREPAID. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE PERFORMANCE GUARANTOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         8. Counterparts. This Performance Guaranty may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.



                                        [SIGNATURE FOLLOWS]


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         IN WITNESS WHEREOF, the Performance Guarantor has caused this
Performance Guaranty to be duly executed as of the day and year first above written.

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as Performance Guarantor

                                     By:  ______________________________________

                                          Name: ________________________________

                                          Title: _______________________________